IntelGenx Appoints Rajiv Khosla RPh, PhD, MBA

SAINT LAURENT, QUEBEC--(Newsfile Corp. - December 11, 2012) - IntelGenx Corp. (TSXV: IGX) (OTCQX: IGXT) (the “Company”) today announced that Rajiv Khosla RPh, PhD, MBA has joined its management team in a senior consulting capacity effective January 1, 2013.

“I am very proud and excited to welcome Rajiv to our management team,” said Dr. Horst G. Zerbe, President and CEO of IntelGenx. “Rajiv brings a wealth of experience and expertise from a distinguished career in the pharmaceutical industry.” That experience includes VP Business Development at Biovail Corporation; VP and General Manager, Pharmaceutical, at Sensient Technologies, and Senior Business Director, Healthcare, at ICI Group.

“Dr. Khosla’s business development experience and record of leading growth in the sector are key assets as IntelGenx moves forward” Dr. Zerbe said, noting that Dr. Khosla also has deep knowledge in drug delivery systems.

Initially, Dr. Khosla will assist IntelGenx with strategic operations, business development activities and provide advice related to IntelGenx’ current and future pharmaceutical project development. He will also play an important role in the Company’s ongoing succession planning. It is expected that on April 1, 2013, Dr. Khosla will be appointed to the newly created positions of Chief Operating Officer and Chief Scientific Officer at IntelGenx, subject to successful attainment of Canadian work permit documents.

Dr. Khosla has served as a member of the IntelGenx Board of Directors, where Dr. Zerbe said it became clear that his contributions to the future of the Company could be very significant. He will resign his board seat as he begins his new role.

Most recently, Dr. Khosla was President, Chief Executive Officer and a member of the board of directors of Orasi Medical, a leading provider of clinical neurophysiology biomarkers, focused on the industrialization and standardization of magnetoencephalography (MEG) in central nervous system drug and therapeutic device development. In January 2011, Dr. Khosla founded CEUTEC LLC, a private company that offers a full-service of business development activities to Biotech, Specialty Pharma and Venture Capital/Private Equity Firms.

From September 2005 to December 2010, Dr. Khosla was Vice President of Business Development at Biovail Corporation, a Canadian pharmaceutical company operating internationally. Whilst there, Dr. Khosla successfully led the transaction process for over 75 deal opportunities in a variety of therapeutic areas, including the central nervous system, dermatology, women's health, cardiovascular and gastrointestinal, drug delivery, orphan drugs, generics and pipeline partnerships. From 2003 to 2005, Dr. Khosla was Vice President and General Manager, Pharmaceutical, of Sensient Technologies. From 1998 to 2003, Dr. Khosla served as Senior Business Director, Healthcare at ICI Group, where he managed a new worldwide healthcare business.

Dr. Khosla holds a Ph.D. in pharmaceutical science, with a thesis on Oral Drug Delivery Technology, completed in 1987. Additionally, Dr. Khosla has an Executive MBA from the Henley Business School in England, a Bachelor of Pharmacy (Honours) from the University of Nottingham, England and is a registered pharmacist in the UK.

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' development pipeline includes products for the treatment of severe depression, hypertension, erectile dysfunction, benign prostatic hyperplasia, migraine, insomnia, idiopathic pulmonary fibrosis, allergies and pain management. More information is available about the company at www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2011, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTCQX has neither approved nor disapproved the contents of this press release.

CONTACT:

Dr. Horst G. Zerbe,
President and CEO
IntelGenx Technologies Corp.
T: +1 514-331-7440 (ext. 201)
F: +1 514-331-0436
horst@intelgenx.com
www.intelgenx.com